                                                                EXHIBIT 10.3

                          STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT ("Agreement") is made as of
_______ ___, 1998 (the "Effective Date"), by and between E*TRADE GROUP, INC., a Delaware corporation "E*TRADE"), and SOFTBANK Holdings, Inc., a Delaware corporation "SOFTBANK"). E*TRADE and SOFTBANK are hereunder also referred to collectively as the "Parties" and individually as a "Party."

                                  RECITALS

      A. E*TRADE and SOFTBANK have entered into a Joint Venture Agreement, dated the Effective Date (the "JV Agreement"), for the purpose of developing an online securities trading service in Japan.

      B. Pursuant to the JV Agreement, E*TRADE and SOFTBANK have agreed that it is in their mutual interest for SOFTBANK to acquire a significant equity interest in E*TRADE.

      C. SOFTBANK is willing to commit to acquire such an interest, at E*TRADE's election, on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                 AGREEMENT

1.  Purchase and Sale of Stock

1.1 Option. Subject to the terms and conditions of this Agreement, SOFTBANK hereby grants to E*TRADE an option, exercisable as set forth this
Section 1 (the "Option"), to cause SOFTBANK to purchase from E*TRADE up to an aggregate of Fifty Million Dollars ($50,000,000) of E*TRADE common stock (the "Common Stock").

1.2 Exercise of Option. E*TRADE may exercise the Option only by forwarding an irrevocable written notice of its election, in the form of attached Exhibit 1.2 (an "Exercise Notice") to SOFTBANK and to SOFTBANK CORP., at the addresses specified in Exhibit 1.2, received at any time or from time to time within eighteen (18) months after the date hereof (the "Option Term"). The Exercise Notice shall specify the purchase price to be paid (the "Purchase Price"), which in the case of the first Exercise
Notice shall be a minimum of Twenty Five Million Dollars ($25,000,000) or
any multiple of Five Million Dollars ($5,000,000) in excess thereof.   In
the event that E*TRADE elects in an initial Exercise Notice to cause SOFTBANK to acquire less than Fifty Million Dollars ($50,000,000) of Common Stock, E*TRADE shall retain the right to forward additional
Exercise Notices, during the Option Term and otherwise in accordance with the terms of this Agreement, specifying a minimum Purchase Price of Five Million Dollars ($5,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof; provided, however, that in no event shall SOFTBANK be required to acquire more than Fifty Million Dollars ($50,000,000) in Common Stock hereunder. SOFTBANK shall have no obligation with

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respect to any Exercise Notice received by SOFTBANK after the expiration of the
Option Term.

1.3 Shares to Be Purchased. Upon E*TRADE's delivery of an Exercise Notice in accordance with Section 1.2, SOFTBANK shall purchase from E*TRADE, and E*TRADE shall issue and sell to SOFTBANK, the number of shares of Common Stock (the "Shares") determined by dividing (i) the Purchase Price by (ii) the product of the following (with any fractional Shares rounded up to the nearest whole Share): (A) the average closing price of one share of Common Stock as quoted on the NASDAQ National Market during the period commencing on (and including) the later of (x) the eighth (8th) Business Day immediately prior to the next Filing Date (as defined in Section 1.4) and (y) the date (which shall be no later than the Filing Date) on which E*TRADE issues a press release regarding earnings for the fiscal quarter (or fiscal year, if a Form 10-K is filed on such Filing Date) covered in the periodic report filed with the U.S. Securities and Exchange Commission (the "SEC") on such Filing Date, and ending on (and including) the twelfth (12th) Business Day immediately following the Filing Date (as defined in Section 1.4) (the "Trading Price"); and (B) if the Trading Price is (x) below $27.50, ninety-seven percent (97%),
(y) equal to or greater than $27.50 but below $35.00, ninety-five percent (95%); and (z) equal to or greater than $35.00, ninety-three percent (93%).

1.4 Closing. The closing of the purchase and sale of Shares pursuant to any Exercise Notice (the "Closing") shall occur on the fifteenth (15th) Business Day after E*TRADE's first filing of a Form 10-Q or Form 10-K with the SEC (the date of such filing, the oFiling Date") after the date of the Exercise Notice. On the twelfth (12th) Business Day following the Filing Date, E*TRADE shall deliver to SOFTBANK and SOFTBANK CORP. a statement, in reasonable detail, setting forth the calculation of the Trading Price. Such statement shall be subject to verification by SOFTBANK, but shall be binding upon the Parties absent manifest error. For purposes of this Agreement, a "Business Dayo shall mean a day on which commercial banks in the United States and Japan are generally open to conduct their regular banking business.

1.5 Issuance of Certificate, etc. On the date of each Closing "Closing Date"), E*TRADE shall deliver to SOFTBANK (i) a certificate in the name of SOFTBANK representing the number of Shares determined pursuant to
Section 1.3 and (ii) an opinion from E*TRADE's counsel in the form of attached Exhibit 1.5. Delivery of such certificate and legal opinion to SOFTBANK shall be made against transfer of the Purchase Price by SOFTBANK to the bank account specified by E*TRADE in the applicable Exercise Notice, by wire transfer.

1.6 Certain Conditions. Notwithstanding anything in this Section 1 to the contrary, SOFTBANK shall not be required to purchase any Shares hereunder (i) if there shall have occurred and be continuing, as of the Effective Date, the date of any Exercise Notice, or any Closing Date, any material breach by E*TRADE of this Agreement, the JV Agreement, or any other Transaction Document (as defined in the JV Agreement) or (ii) if, prior to the date on which Closing would otherwise occur, (a) the JV Agreement has been terminated or the joint venture established pursuant to the JV Agreement has been dissolved or (b) the closing price of the Common Stock after the Effective Date (as adjusted for any splits or recapitalizations occurring after the Effective Date) has been $8.00 or less. In addition,

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      (x) any obligation of SOFTBANK to purchase Shares hereunder shall be conditioned upon E*TRADE first (A) obtaining all United States federal and state regulatory approvals required in connection with the transactions contemplated hereby, including without limitation any approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (including any successor statute or rule thereto") (the "HSR Act"), but excluding any United States federal and state securities filings which may be made (and which E*TRADE shall timely file) following the Closing, and (B) delivering to SOFTBANK a certificate signed by an officer of E*TRADE confirming that all such approvals have been obtained and attaching reasonable evidence thereof; and

      (y) any obligation of E*TRADE to sell Shares hereunder shall be conditioned upon (i) E*TRADE first (A) obtaining all Japanese and United States federal and state regulatory approvals required to be obtained by E*TRADE in connection with the transactions contemplated hereby, including without limitation any approvals required under the HSR Act, but excluding any United States federal and state securities filings which may be made (and which E*TRADE shall timely file) following the Closing, and
(ii) SOFTBANK (A) first obtaining all Japanese and United States federal and state regulatory approvals required to be obtained by SOFTBANK in connection with the transactions contemplated hereby, including without limitation any approvals required under the HSR Act, but excluding any approvals which may be obtained (and which SOFTBANK shall timely file) following the Closing, and (B) delivering to E*TRADE a certificate signed by an officer of SOFTBANK confirming that all such approvals have been obtained and attaching reasonable evidence thereof.

1.7 Right to Designate Alternate Purchaser. SOFTBANK shall have the right, upon written notice to E*TRADE within fifteen (15) Business Days after its receipt of any Exercise Notice, to designate SOFTBANK Holdings, Inc., a Delaware corporation "SH"), to purchase all or a portion of the Shares that SOFTBANK would otherwise be obligated to purchase hereunder, subject to the execution by E*TRADE and SH of a stock purchase agreement in the form hereof (and containing investor representations and registration rights identical to those set forth herein). In any such notice, SOFTBANK will specify the portion of the applicable Purchase Price to be paid by SH, and the terms of this Section 1 shall apply to SH mutatis mutandis (with respect to the portion of the Purchase Price specified in such notice and the Shares issuable with respect thereto).

1.8 Transfer Restrictions. SOFTBANK agrees that it shall not, directly or indirectly, sell, transfer, assign or pledge or otherwise dispose of any interest in any or all of the Shares acquired hereunder for a period of two (2) years following the acquisition of such Shares (the "Holding Period"), provided that such agreement shall not be deemed to limit SOFTBANK's right to consummate a merger or other corporate transaction involving a change of control of SOFTBANK as a result of which Shares may be deemed to be transferred by operation of law to a successor in interest of SOFTBANK.

2. Representations and Warranties of E*TRADE

      E*TRADE represents and warrants to SOFTBANK that, as of the Effective Date, the date of each Exercise Notice and each Closing Date:

2.1 Organization, Good Standing and Qualification. Each of E*TRADE and E*TRADE Securities, Inc. "E*TRADE Securities") is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of E*TRADE and E*TRADE Securities is duly qualified to transact business and is in good standing in

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each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition or business of E*TRADE or E*TRADE Securities, as the case may be (a "Material Adverse Effect").

2.2 Permits; Approvals. Each of E*TRADE and E*TRADE Securities hold all licenses, permits, certifications and other authorizations, including without limitation any such authorizations required under U.S. federal securities laws, the absence of which would have a Material Adverse Effect, there has been no default or violation under any such authorization and there is no proceeding or investigation that is pending or, to E*TRADE's knowledge, threatened under which any such authorization may be revoked, terminated or suspended.

2.3 Authorization. E*TRADE has the corporate power and authority to execute, deliver and perform this Agreement and to issue and sell the Shares. This Agreement constitutes E*TRADE's valid and legally binding obligation, enforceable against E*TRADE in accordance with its terms. The execution, delivery and performance of this Agreement by E*TRADE and the issuance and delivery of the Shares have been duly authorized by all necessary corporate action.

2.4 Valid Issuance of Shares. The Shares, when and if issued, sold and delivered in accordance with the terms hereof, against full payment of the Purchase Price therefor, will be duly and validly issued, fully paid and nonassessable.

2.5 No Consent or Approval Required. Other than (i) the approval required under the HSR Act, (ii) filings required under U.S. federal securities laws by virtue of E*TRADE Securities' status a broker-dealer, (iii) filings required under U.S. federal and state securities laws in connection with SOFTBANK's purchase of the Shares and (iv) any consent, approval, authorization or filing under Japanese law, no consent, approval or authorization of, or filing with, any third party, including any governmental or regulatory authority, is required for the valid authorization, execution and delivery by E*TRADE of this Agreement or for the valid authorization, issuance, sale and delivery of the Shares.

2.6 Disclosure. E*TRADE has previously furnished to SOFTBANK the documents listed on attached Exhibit 2.6 (collectively, the "Commission Filings"). As of their respective dates, the Commission Filings (including all documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for statements or omissions which has been corrected in a subsequent Commission Filing.

3.  Representations and Warranties of SOFTBANK

      SOFTBANK hereby represents and warrants to E*TRADE that:

3.1 Organization. SOFTBANK is a corporation duly organized and validly existing under the laws of Japan.

3.2 Authorization. SOFTBANK has the corporate power and authority to execute, deliver and perform this Agreement and to purchase the Shares. This Agreement constitutes SOFTBANK's valid and legally binding obligation, enforceable against SOFTBANK in

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accordance with its terms. The execution, delivery and performance of this
Agreement by SOFTBANK have been duly authorized by all necessary corporate action.

3.3 No Consent or Approval Required. Other than the filing of a foreign exchange notification under the Foreign Exchange and Foreign Trade Control Law with the Ministry of Finance of Japan through the Bank of Japan, and acceptance of such notification by the Ministry of Finance, no consent, approval or authorization of, or filing with, any third party, including any governmental or regulatory authority, is required for the valid authorization, execution and delivery by SOFTBANK of this Agreement or for the valid authorization, issuance, sale and delivery of the Shares.

3.4 Purchase Entirely for Own Account. The Shares will be acquired for SOFTBANK's own account and not with a view to the resale or distribution of any portion thereof. SOFTBANK has no present intention of transferring, selling or otherwise distributing the Shares and is not a party to any agreement or arrangement to sell or transfer any of the Shares to any person.

3.5 Disclosure of Information. SOFTBANK believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. SOFTBANK further represents that it has had an opportunity to ask questions and receive answers from E*TRADE regarding the Shares and the business of E*TRADE.

3.6 Investment Experience. SOFTBANK acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares.

3.7 Restricted Securities. SOFTBANK understands that unless the Shares are registered under Section 4, the Shares will be "restricted securitieso under the federal securities laws and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act of 1933, as amended (the "1933 Act"), only in certain limited circumstances, including pursuant to Rule 144 under the 1933 Act, or any successor rule thereto "Rule 144"). Unless a transfer of Shares is made in accordance with an effective registration statement under the 1933 Act pursuant to Section 4, SOFTBANK shall not transfer any Shares unless it shall furnish E*TRADE with an opinion of counsel, reasonably satisfactory to E*TRADE, that such disposition will not require registration of such shares under the 1933 Act.

3.8 Legends. It is understood that each certificate evidencing Shares will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO OFFER, SALE OR DISPOSITION OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

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However, SOFTBANK (or any other Holder (pursuant to Section 4.6)) shall have the right, upon written request to E*TRADE on or after termination of applicable limitations on transfer with respect to any Shares, to receive from E*TRADE, without expense, a new certificate omitting any legend with respect to the terminated limitations.

4.  Registration Rights

4.1   "Piggy-Back" Registration.

(a)   If, following expiration of the Holding Period pursuant to
Section 1.8 hereof, E*TRADE contemplates filing with the Commission a registration statement under the 1933 Act in connection with the public offering of E*TRADE's securities (including any registration effected by E*TRADE for shareholders other than Holders) other than a registration relating solely to the sale of securities to participants in an employee stock option, bonus or other compensation plan or in connection with an acquisition, merger or other business combination, E*TRADE shall so notify the Holders in writing of its intention to do so at least thirty (30) days prior to the filing of such registration statement. Any Holder who gives written notice to E*TRADE, within fifteen (15) days after the Holder's receipt of such notice from E*TRADE, that such Holder desires to have any of its Registrable Securities (as defined in Section 4.8) included in such registration statement, may, subject to the provisions of this
Section 4.1, have such Registrable Securities so included. Irrespective of whether a Holder decides to include any of its Registrable Securities in any registration statement thereafter filed by E*TRADE, such Holder shall nevertheless have the right to include any remaining Registrable
Securities in any subsequent registration statement as may be filed by E*TRADE with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) If the registration of which E*TRADE gives notice is for a registered public offering involving an underwriting, E*TRADE shall so advise the Holders as part of the written notice given pursuant to
Section 4.1(a). In such event, the right of any Holder to registration pursuant to this Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with E*TRADE and the other holders of E*TRADE securities participating therein) enter into an underwriting agreement in customary form (including the provision of Section 4.5) with the representative of the underwriter or underwriters selected by E*TRADE.

(c) Notwithstanding any other provision of this Section 4.1, if the representative of the underwriters advises E*TRADE in writing that the number of Registrable Securities proposed to be sold in any such offering or sale is greater than the number of shares which the representative believes feasible to sell at that time at the price and upon the terms approved by E*TRADE, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. E*TRADE shall advise all holders of securities requesting registration of any such marketing limitation, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to E*TRADE, for securities being sold for its own account, and thereafter among the Holders and other holders of E*TRADE's securities with equivalent registration rights on a pro-rata basis based upon the number of Registrable Securities and securities held by such other holders.

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4.2   Obligations of E*TRADE.  When effecting the registration of any
Registrable Securities under this Section 4, E*TRADE shall:

(a) Prepare and file with the Commission a registration statement with respect to Registrable Shares and use its best efforts to cause the applicable registration statement to become effective, and to keep such registration statement effective for up to one hundred twenty (120) days, unless E*TRADE elects to file a registration statement pursuant to Rule 415 under the 1933 Act (or any successor rule theret"), which E*TRADE shall keep effective until the disposition of all Registrable Securities. However, if E*TRADE shall furnish to each Holder a certificate signed by the President of E*TRADE stating that, in the good faith judgment of the Board of Directors of E*TRADE, it would be seriously detrimental to E*TRADE and its stockholders for such registration statement to be filed in the near future and it is therefore essential to defer the filing of such registration statement, E*TRADE shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request for registration.

(b) Prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by the registration statement.

(c) Furnish to each Holder (or to any broker or other person at its request) the numbers of copies of the then current prospectus, including a preliminary prospectus, and any amendment of or supplement to the prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities.

(d) Furnish, on the day that such Registrable Securities are delivered to the underwriters for sale, if securities are being sold through the underwriters, or, if such securities are not being sold through underwriters, on the day that the registration statement with respect to the securities become effective, (i) an opinion, dated as of the closing date of the offering, of the counsel representing E*TRADE for purposes of such registration, in form and substance as its customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Shares and (y) the Closing Date of the offering, from the independent certified public accountants of E*TRADE, in form and substance as its customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to be Holders, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Shares.

(e) Use its best efforts to register and qualify, at its expense, the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by any Holder to effectuate their disposition and shall continue such qualification in effect so long as may be necessary to comply with all applicable laws regulating sales of securities, provided that E*TRADE shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

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(f)   In connection with any registration statement referred to in
Section 4 hereof, promptly advise each Holder whose Registrable Securities are included therein, and confirm such advice in writing (i) when the registration statement has become effective, (ii) upon the filing of any amendment or supplement to the registration statement, (iii) when any post-effective amendment to the registration statement becomes effective, and (iv) of any request by the Commission for any amendment or supplement to the registration statement or prospectus or for additional information.

(g) If at any time the Commission should institute or threaten to institute any proceeding for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, promptly notify the Holders whose Registrable Securities are included in such registration statement, and use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible.

(h) Advise the Holders promptly of any order or communication of any public board or body addressed to E*TRADE suspending or threatening to suspend the qualification of any shares of Common Stock for sale in any jurisdiction.

(i) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any Holder, promptly prepare and furnish to such Holder a reasonable number of copies of the amended or supplemented prospectus.

4.3 Furnish Information. To facilitate a registration requested under this Section 4, each Holder shall furnish to E*TRADE such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as E*TRADE may reasonably request in writing and as shall be required to effect the registration of its Registrable Securities.

4.4 Expenses of Registration. In connection with any registration of Registrable Securities hereunder, the Holders shall be solely responsible for any (i) underwriting discounts and commissions applicable to the Registrable Securities subject to such registration, (ii) income or withholding taxes payable by any Holder on the proceeds received by such Holder on the sale of such Registrable Securities, (iii) any applicable stamp duties or transfer charges incurred in connection with the sale of such Registrable Securities and (iv) the fees and disbursements of the Holders' legal counsel, if any. E*TRADE shall be responsible for all other expenses, including, without limitation, all registration, filing, qualification, printers and accounting fees and the fees and disbursements of counsel for E*TRADE.

4.5   Indemnification.  With respect to any registration rights under this
Section 4:

(a) To the extent permitted by law, E*TRADE will indemnify, hold harmless and defend each Holder (and any of such Holder's directors, officers, employees, and legal counsel) and each person, if any, who controls, is controlled by or under common control of any Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages, liabilities (joint or several) or expenses (including reasonable legal and other expenses incurred in

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

investigating and defending against the same) to which the Holders, or any of them, may become subject under the 1933 Act, the 1934 Act or other statute or common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon a claim by a third party alleging any violation (a "Violation") by E*TRADE of the 1933 Act, the 1934 Act, or any state securities law or any rule or regulation promulgated under any of the foregoing; provided, however, that E*TRADE shall not be liable for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

(b) To the extent permitted by law, each Holder whose Registrable Securities are included in a registration statement, will severally and not jointly, indemnify, hold harmless and defend E*TRADE, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls, is controlled by or under common control of E*TRADE within the meaning of the 1933 Act, any other Holder selling securities under such registration statement and any person who controls, is controlled by or under common control of any such Holder, against any losses, claims, damages, liabilities or expenses (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect theret") arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that in no event shall any indemnity by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(c) An indemnified Party will promptly notify the indemnifying Party of the commencement of any action or proceeding for which it believes such indemnity is provided. The indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying Party within a reasonable time for the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the indemnifying Party of any liability to the indemnified Party under this Section 4.5.

(d) An indemnifying Party shall have no indemnification obligation under this Section 4.5 if the indemnified Party settles an action, claim or proceeding without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

(e) If the indemnification provided for in this Section 4.5 is held by a court of competent jurisdiction to be unavailable to an indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying Party, in lieu of indemnifying such indemnified Party thereunder, shall, to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying Party on the one hand and of the indemnified Party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equivalent considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the

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

indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(f) The obligations of E*TRADE and the Holders under this Section 4.5 shall survive the completion of any offering of Registrable Securities in a registration under this Section 4 and any termination of this Agreement.

4.6 Assignment of Registration Rights. The rights to cause E*TRADE to register Registrable Securities pursuant to this Section 4 may be assigned by any Holder together with any transfer of Registrable Securities provided that (i) the transfer of the Registrable Securities complies with the applicable terms of this Agreement, including, without limitation,
Section 3.7 and (ii) immediately after such transfer, the transferee holds at least five percent (5%) of the then-outstanding Registrable Securities.

4.7   Market Holdback.  If E*TRADE provides a notice pursuant to
Section 4.1(a) of its intention to file a registration statement in connection with a public offering of E*TRADE's securities and any Holder fails to exercise its right to have its Registrable Securities included in such registration statement, such Holder shall not sell, transfer or otherwise dispose of any of its Registrable Securities during any specified holdback period (not to exceed one hundred eighty (180) days following the effective date of the registration statement) if such holdback is requested by the managing underwriter of the offering and the same restriction is agreed to by the officers and directors of E*TRADE and all other persons with registration rights with respect to Common Stock (whether or not pursuant to this Agreement).

4.8   Definitions.

(a) The term "Holder" means SOFTBANK and any transferee of Registrable Securities to which the registration rights conferred by this Agreement have been transferred in accordance with Section 4.6.

(b) The term "Registrable Securities" means Shares (and securities issued by E*TRADE in connection with any stock dividends on, or stock splits with respect to, the Common Stock) that have not been sold to the public in accordance with an effective registration statement under the 1933 Act or in accordance with Rule 144.

5.    Rule 144 Reporting

      With a view to making available the benefits of Rule 144 to Holders, E*TRADE shall:

5.1 Make and keep available public information, as those terms are understood and defined in Rule 144, at all times during which E*TRADE is subject to the reporting requirements of the 1933 Act or the 1934 Act;

5.2 File with the Commission in a timely manner all reports and other documents required by the Commission to be filed by E*TRADE as a condition to the availability of an exemption under Rule 144 for the sale of Shares; and

5.3 Provide each Holder, promptly upon request, with (i) a written statement by E*TRADE as to its compliance with the reporting requirements of Rule 144 and (ii) such information as such Holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a Holder to sell any Shares without registration.

6.    INCIDENTAL AND CONSEQUENTIAL DAMAGES

      SOFTBANK WILL NOT BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

7.    Miscellaneous

7.1 Successors and Assigns. The terms and conditions of this Agreement shall not be assignable except to an affiliate of SOFTBANK which acquires Registrable Securities pursuant to Section 4.6. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties and shall inure to the benefit of, and be enforceable by, each person who shall be a Holder from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code (or any successor provision thereto)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Parties hereunder. Any disputes arising among the Parties in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of any Party. In the event that any such dispute cannot be resolved through such discussions within a period of sixty (60) days after delivery of such notice, the dispute shall be finally settled by arbitration in San Francisco, California, U.S.A., using the English language and in accordance with the rules then in effect of the American Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith, including (if SOFTBANK is the prevailing party) costs of travel to, and meals and hotel accommodations in, the United States. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

7.3 Notices. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement, including any Exercise Notices provided by E*TRADE, shall be in writing and in English and shall be deemed to have been duly given (i) if delivered personally, when received, (ii) if transmitted by facsimile, on the first (1st) Business Day following receipt of a confirmation of receipt, or (iii) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

      If to E*TRADE:

            E*TRADE, Inc.
            Four Embarcadero Place
            2400 Geng Road
            Palo Alto, CA 94303
            Attention: Mr. Stephen Richards
                       Mr. Michael Rolnick

            Telephone: 1-650-842-2500
            Facsimile: 1-650-842-8622

      with a copy to (which shall not constitute notice):

            Brobeck, Phleger & Harrison LLP
            Two Embarcadero Place
            2200 Geng Road
            Palo Alto, CA  94303
            Attention: Thomas A. Bevilacqua, Esq.
                       Curtis L. Mo, Esq.
            Telephone: 1-650-424-0160
            Facsimile: 1-650-496-2885

      If to SOFTBANK:

            SOFTBANK Holdings, Inc.
            10 Langley Road, Suite 43
            Newton Center, Massachusetts
            Attention: Ronald D. Fisher,
                       Vice Chairman
            Telephone: 1-617-928-9300
            Facsimile: 1-617-928-9301

      with a copy to (which shall not constitute notice):

            SOFTBANK CORP.
            24-1, Nihonbashi-Hakozakicho
            Chuo-ku, Tokyo 103, Japan
            Attention: Mr. Yoshitaka Kitao
                       Hitoshi Hasegawa, Esq.

            Telephone: 81-3-5642-8376
            Facsimile: 81-3-5641-3402
      and a copy to (which shall not constitute notice):

            Morrison & Foerster
            AIG Building, 7th Floor
            1-3, Marunouchi 1-Chome
            Chiyoda-ku, Tokyo 100-0005, Japan
            Attention: Ken A. Siegel, Esq.
                       Charles C. Comey, Esq.

            Telephone: 81-3-3214-6522
            Facsimile: 81-3-3214-6512

7.4 Expenses. Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Party shall be responsible for all costs, expenses and filing fees incurred in connection with obtaining the regulatory approvals it is required to obtain pursuant to Section 1.6 as a condition to any acquisition of Shares by SOFTBANK; provided, however, that if approval is required under the HSR Act with respect to the purchase by SOFTBANK of Common Stock hereunder, the Parties shall share equally the cost of any related filing fees under the HSR Act. Each Party agrees to cooperate with the other Party (at the other Party's expense) in obtaining such regulatory approvals.

7.5 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Parties. No waiver of any term or condition of this Agreement be valid or binding on a Party unless the same shall have been mutually assented to in writing by each Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

7.6 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

7.7 Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

7.8 References; Subject Headings. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

7.9 Counterparts. This Agreement may be executed in any number of more counterparts, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

E*TRADE GROUP, INC.                    SOFTBANK HOLDINGS, INC.



--------------------------------       -------------------------------
        Christos M. Cotsakos                    Yoshitaka Kitao
           President & CEO                         Director

                                EXHIBIT 1.2


                             NOTICE OF EXERCISE

                             ___________, 199__


SOFTBANK Holdings, Inc.

--------------------------

--------------------------

--------------------------

Attention: Mr.
               -----------


SOFTBANK CORP.
24-1, Nihonbashi-Hakozakicho
Chuo-ku, Tokyo 103, Japan
Attention:  Mr. Yoshitaka Kitao
            Hitoshi Hasegawa, Esq.


Ladies and Gentlemen:

      Reference is made to that certain Stock Purchase Agreement dated as of June 5, 1998 (as amended from time to time, the "Agreement") between SOFTBANK Holdings, Inc. and E*TRADE Group, Inc. Capitalized terms used in this Exercise Notice without definition have the meanings set forth in the Agreement.

      Pursuant to Section 1.2 of the Agreement, E*TRADE hereby irrevocably exercises the Option to cause SOFTBANK to acquire Common Stock of E*TRADE.

      The amount of the Purchase Price is [$_______________].

      On Closing, please transfer the Purchase Price to the following bank account:

                        Name of Bank:        ___________________
                        Bank's Address:      ___________________
                        Account No.:         ___________________
                        ABA No.:             ___________________
                        Contact at Bank:     ___________________
                        Contact's Phone No.: ___________________
                        Contact's Fax No.:   ___________________

      In connection with this exercise of the Option, E*TRADE hereby certifies that:

      (1) Representations and Warranties. Each of the representations and warranties made by E*TRADE in Section 2 of the Agreement is true and correct as of the date hereof and shall be true and correct on the Closing Date.

      (2) No Breach. As of the date hereof, there has been no breach by E*TRADE of the Agreement, the JV Agreement or any other Transaction Document (as defined in the JV Agreement), and no such breach shall exist on the Closing Date.

      (3) Conditions Fulfilled. E*TRADE hereby acknowledges that SOFTBANK's obligation to purchase Common Stock is contingent upon the following additional conditions: (a) the joint venture established pursuant to the JV Agreement shall not have been dissolved prior to the Closing Date and (b) the closing price of the Common Stock after the Effective Date of the Agreement (as adjusted for any splits or recapitalizations occurring after the Effective Date) shall not have been $8.00 or less.

                                           E*TRADE GROUP, INC.



                                           By:
                                               -------------------------
                                           Its:
                                               -------------------------

Accepted and Acknowledged:

SOFTBANK HOLDINGS, INC.



By:
    ------------------------
Its:
    ------------------------

Date: ----------------------

                                EXHIBIT 1.5


                           Form of legal opinion

                                EXHIBIT 2.6

                            Commission Filings*

      1.    Annual Report on Form 10-K for the fiscal year ended
            September 30, 1997 (filed 12/23/97).
      2.    Quarterly Report on Form 10-Q for the quarter ended
            December 31, 1997 (filed 2/17/98).
      3.    Definitive Proxy Statement dated and filed as of January 16,
            1998.

--------
      * To be updated as necessary to include all periodic reports filed by E*TRADE since the Effective Date with the U.S. SEC pursuant to E*TRADE's reporting obligations under the Securities Exchange Act of 1934, as amended.